Draft

MULTIPLE CLASS PLAN
OF
MATTHEWS INTERNATIONAL FUNDS

This Multiple Class Plan (this “Plan”) is required by Securities and Exchange Commission Rule 18f-3 promulgated under the Investment Company Act of 1940 (the “1940 Act”).

This Plan shall govern the terms and conditions under which Matthews International Funds (d/b/a Matthews Asia Funds) (the “Trust”) may issue separate classes of shares representing interests in the series of the Trust (the “Funds”) listed on Appendix A, as may be amended from time to time as provided herein.  To the extent that a subject matter herein is covered by the Trust’s current Trust Instrument or Bylaws, the Trust Instrument and Bylaws will control in the event of any inconsistencies with the descriptions herein.

SECTION 1.             Rights and Obligations.  Except as set forth herein, all classes of shares issued by a Fund shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.  The only differences among the various classes of shares relate solely to the following:  (a) each class may be subject to different class expenses as discussed under Section 3 of this Plan; (b) each class may bear a different identifying designation; (c) each class has exclusive voting rights with respect to matters solely affecting such class (except as set forth in Section 6 below); (d) each class may have different exchange privileges; and (e) each class may provide for the automatic conversion of that class into another class.

SECTION 2.             Classes of Shares and Designation Thereof.  Each Fund may offer any or all of the following classes of shares:

(a)           Investor Class Shares.  “Investor Class Shares” will be sold at their net asset value without the imposition of a front-end sales load or contingent deferred sales charge (“CDSC”).  Investor Class Shares will be subject to an administration and shareholder servicing fee at an annual rate specified from time to time by the prospectus for those Shares but not more than 0.25 percent of the daily net assets attributable to the Investor Class Shares and are not currently charged a Rule 12b-1 distribution fee.  Investor Class Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.

Institutional Class Shares.  “Institutional Class Shares” will be sold at their net asset value without the imposition of a front-end sales load or CDSC. Institutional Class Shares will be subject to an administration and shareholder servicing fee at an annual rate specified from time to time by the prospectus for those Shares but not more than 0.25 percent of the daily net assets attributable to the Institutional Class Shares and are not currently covered by a distribution plan under Rule 12b-1.  Institutional Class Shares of one or more Funds may be subject to a redemption fee to the extent disclosed in the prospectus for that Fund.  Institutional Class Shares of one or more Funds may have a higher minimum initial and subsequent investment amount as disclosed in the prospectus for that Fund.

SECTION 3.             Allocation of Expenses.

(a)           Class Expenses.  Each class of shares may be subject to different class expenses consisting of:  (1) administration and shareholder servicing fees, if applicable to a particular class; (2) Rule 12b-1 distribution fees, if applicable to a particular class; (3) transfer agency and other recordkeeping costs to the extent allocated to a particular class; (4) Securities and Exchange Commission (“SEC”) and blue sky registration fees incurred separately by a particular class; (5) litigation or other legal expenses relating solely to a particular class; (6) printing and postage expenses related to the preparation and distribution of class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular class; (7) expenses of administrative personnel and services as required to support the shareholders of a particular class; (8) audit or accounting fees or expenses relating solely to a particular class; (9) trustee fees and expenses incurred as a result of issues relating solely to a particular class and (10) any other expenses subsequently identified that should be properly allocated to a particular class, which shall be approved by the board of trustees of the Trust (collectively, “Class Expenses”).

(b)           Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate class), all expenses incurred by each Fund will be allocated to each class of shares on the basis of the net asset value of each class to the net asset value of the Trust or the Fund, as the case may be.  This is referred to as the relative net assets method.  Other allocation methods also may be used from time to time as approved by the board of trustees of the Trust.

(c)           Waivers and Reimbursements of Expenses.  The investment adviser and any provider of services to the Funds may waive or reimburse the expenses of a particular class or classes, provided, however, that such waiver shall not result in cross-subsidization between classes or otherwise be impermissible under applicable law.

SECTION 4.             Allocation of Income.  The Funds will allocate income and realized and unrealized capital gains and losses based on the relative net assets of each class of shares.
SECTION 5.             Exchange Privileges.  A class of shares of a Fund may be exchanged only for the same class of shares of another Fund.  All exchanges will be subject to such conditions as may be imposed from time to time as disclosed in Appendix B.

SECTION 6.             Effective When Approved.  This Plan shall not take effect until a majority of the trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust, find that the Plan, as proposed and including the expense allocations, is in the best interests of each class individually and the Trust as a whole.

SECTION 7.             Amendments.  This Plan may not be amended to materially change the provisions of this Plan unless that amendment is approved in the manner specified in Section 6 above.

Draft

APPENDIX A TO
MULTIPLE CLASS PLAN
OF
MATTHEWS INTERNATIONAL FUNDS

Matthews Asian Growth and Income Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Dividend Fund

Investor Class Shares

Institutional Class Shares

Matthews China Dividend Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Pacific Fund

Investor Class Shares

Institutional Class Shares

Matthews Pacific Tiger Fund

Investor Class Shares

Institutional Class Shares

Matthews China Fund

Investor Class Shares

Institutional Class Shares

Matthews India Fund

Investor Class Shares

Institutional Class Shares

Matthews Japan Fund

Investor Class Shares

Institutional Class Shares

Matthews Korea Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Small Companies Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Science and Technology Fund

Investor Class Shares

Institutional Class Shares

Draft

APPENDIX B TO
MULTIPLE CLASS PLAN
OF
MATTHEWS INTERNATIONAL FUNDS

EXCHANGE PRIVILEGES

SECTION 1.             TERMS AND CONDITIONS OF EXCHANGES.  Shareholders of the Funds discussed herein may participate in exchanges as described below.

An exchange is permitted only in the following circumstances:

(a)           if the Funds offer more than one class of shares, the exchange must be between the same class of shares, unless any applicable purchase conditions are satisfied for the class into which the exchange would occur (e.g., Investor Class Shares of a Fund cannot be exchanged into Institutional Class shares of a Fund unless the minimum investment of the Institutional Class Shares is met);

(b)           the dollar amount of the exchange must be at least equal to the minimum investment applicable to the shares of the Fund acquired through such exchange;

(c)           the shares of the Fund acquired through exchange must be qualified for sale in the state in which the shareholder resides;

(d)           the full amount of the purchase price for the shares being exchanged must have already been received by the Fund;

(e)           shares to be exchanged will be redeemed at their net asset value as determined at the close of business on the day that an exchange request in proper form is received, as described in the applicable prospectus.  Exchange requests received after the required time will result in the exchange of shares at their net asset value as determined at the close of business on the next business day.

(f)           because excessive exchanges can harm a Fund’s performance, the exchange privilege may be terminated if the Funds believe it is in the best interest of all shareholders to do so.  In extreme circumstances, such as the imposition of capital controls that substantially limit repatriation of the proceeds of sales of portfolio holdings, the Funds may suspend shareholders’ exchange privileges for an indefinite period; and

(g)           the Funds may reject for any reason, or cancel as permitted or required by law, any exchange, including transactions deemed to represent excessive trading, at any time. Additionally, if any transaction is deemed to have the potential to adversely impact any of the Funds, the Funds reserve the right to, among other things, reject any exchange request or limit the amount of any exchange.

The Funds reserve the right at any time to restrict exchanges or impose conditions that are more restrictive on excessive or disruptive trading than those stated in the relevant Fund’s prospectus or herein.

SECTION 2.             FEES.  A redemption fee will be assessed on any exchange of shares from one Fund to another Fund, in the amount and manner set forth in the prospectus of the applicable Funds.

SEE THE APPLICABLE PROSPECTUS FOR MORE INFORMATION ABOUT SHARE EXCHANGES.